SILVESTRE LAW GROUP, P.C.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(818) 597-7552
Fax (818) 597-7551

September 13, 2013

Neuralstem, Inc.

9700 Great Senecca Highway

Rockville, Maryland 20850

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Neuralstem, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on September 13, 2013, under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) shares of common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”); or (iv) securities consisting of a combination of Common Stock, Preferred Stock and/or Warrants (“Units”).

The Common Stock, the Preferred Stock, the Warrants, and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate offering price of the Securities being registered is $50,000,000.

The Warrants may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”).

We have examined and relied upon the information set forth in the Registration Statement and such other records, agreements, certificates and documents, and have made such other and further legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact not independently verified by us, we have relied upon certificates of public officials and officers of the Company.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.         When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon exercise of Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Warrant, the shares of Common Stock will be validly issued, fully paid and nonassessable.

SILVESTRE LAW GROUP, P.C.

2.         When the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation; an appropriate certificate or certificates of designation relating to a series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of Delaware; the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and by-laws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the exercise of any Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Warrant, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.         When the issuance and the terms of the sale of the Warrants have been duly authorized by the board of directors of the Company; the terms of the Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; the Warrants have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.         When the issuance and the terms of the sale of the Units have been duly authorized by the board of directors of the Company; the terms of the Units and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; the Units have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to at liability where such indemnification or contribution is contrary to public policy. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

2

SILVESTRE LAW GROUP, P.C.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus included therein. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

/s/ Silvestre Law Group, P.C.
Silvestre Law Group, P.C.

3